UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2013

CANCER GENETICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Route 17 North 2nd Floor, Rutherford, New Jersey	07070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 5, 2013, the compensation committee of the board of directors of Cancer Genetics, Inc. (the “Company”) made its final determinations with respect to the 2012 bonus awards for Panna Sharma, the Company’s Chief Executive Officer, Elizabeth Czerepak, the Company’s Chief Financial Officer and Jane Holdsworth, the Company’s Vice President – Research and Development, as follows: Mr. Sharma - $150,000, Ms. Czerepak - $75,000, and Dr. Holdsworth - $40,000. The Compensation Committee also confirmed bonuses in relation to completion of the Company’s April 2013 initial public offering to Mr. Sharma of $90,000 and to Ms. Czerepak of $45,000, and granted the Company’s Chairman of the Board, Dr. Raju S. K. Chaganti, a bonus of $50,000 for his leadership and advancing the Company’s technology.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

By:	/s/ Elizabeth A. Czerepak
Name: Elizabeth A. Czerepak
Title: Chief Financial Officer

Date: June 11, 2013